As filed with the Securities and Exchange Commission on March 29, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SANGAMO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	68-0359556
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

501 Canal Boulevard, Suite A100
Richmond, California 94804
(Address of principal executive offices) (Zip Code)

Sangamo BioSciences, Inc. 2004 Stock Incentive Plan

Sangamo BioSciences, Inc. 2000 Stock Incentive Plan
Sangamo BioSciences, Inc. 2000 Employee Stock Purchase Plan
(Full title of the Plans)

Edward O. Lanphier II
President and Chief Executive Officer
Sangamo BioSciences, Inc.
501 Canal Boulevard, Suite A100
Richmond, California 94804
(Name and address of agent for service)
(510) 970-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Sangamo BioSciences, Inc.
2004 Stock Incentive Plan	5,378,043 shares	$5.48	$29,471,675	$3,153.47
Common Stock, $0.001 par value

Sangamo BioSciences, Inc.
2000 Stock Incentive Plan	626,639 shares	$5.48	$3,433,982	$367.44
Common Stock, $0.001 par value

Sangamo BioSciences, Inc.
2000 Employee Stock Purchase Plan	997,967 shares	$5.48	$5,468,860	$585.17
Common Stock, $0.001 par value

Aggregate Amount to be Registered:	7,002,649 shares		Aggregate Registration Fee $ 4,106.08

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant’s 2004 Stock Incentive Plan, 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on March 24, 2006 as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

          Sangamo BioSciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10–K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006, pursuant to Section 13 of the Securities Exchange Act, as amended (the “1934 Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The Registrant’s Registration Statement No. 000-30171 on Form 8-A filed with the Commission on March 31, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), in which there is described the terms, rights, and provisions applicable to the Registrant’s outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article VII, Section 6 of Registrant’s bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Registrant’s certificate of incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the a director’s fiduciary duty as directors to Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate a director’s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock purchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with its officers and directors.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-30171 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius, LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Sangamo BioSciences, Inc. 2004 Stock Incentive Plan.
99.2*	Sangamo BioSciences, Inc. 2000 Stock Incentive Plan.
99.3*	Sangamo BioSciences, Inc. 2000 Employee Stock Purchase Plan.

*	Exhibits 99.2 and 99.3 are incorporated by reference to Exhibit 10.1 and 10.2, respectively, to the Company’s Registration Statement on Form S-1/A (Registration No. 333-30134) filed with the Commission on February 24, 2000.

Item 9. Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2004 Stock Incentive Plan, 2000 Stock Incentive Plan or 2000 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 29th day of March, 2006.

SANGAMO BIOSCIENCES, INC.
By:	/s/ Edward O. Lanphier II
Edward O. Lanphier II
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That each person whose signature appears below constitutes and appoints Edward O. Lanphier II, President and Chief Executive Officer, and Greg Zante, Senior Director, Finance and Administration, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward O. Lanphier II	President, Chief Executive Officer and Director	March 29, 2006

Edward O. Lanphier II	(Principal Executive Officer)

/s/ Greg Zante	Senior Director, Finance and Administration	March 29, 2006

Greg Zante	(Principal Financial and Accounting Officer)

/s/ William G. Gerber, M. D.	Director	March 29, 2006

William G. Gerber, M. D.

Signature	Title	Date

/s/ John E.M. Jacoby	Director	March 29, 2006

John E.M. Jacoby

/s/ John W. Larson	Director	March 29, 2006

John W. Larson

/s/ Margaret A. Liu, M.D.	Director	March 29, 2006

Margaret A. Liu, M.D.

/s/ Steven J. Mento, Ph.D.	Director	March 29, 2006

Steven J. Mento, Ph.D.

/s/ Michael C. Wood	Director	March 29, 2006

Michael C. Wood

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

SANGAMO BIOSCIENCES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-30171 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius, LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Sangamo BioSciences, Inc. 2004 Stock Incentive Plan.
99.2*	Sangamo BioSciences, Inc. 2000 Stock Incentive Plan.
99.3*	Sangamo BioSciences, Inc. 2000 Employee Stock Purchase Plan.

*	Exhibits 99.2 and 99.3 are incorporated by reference to Exhibit 10.1 and 10.2, respectively, to the Company’s Registration Statement on Form S-1/A (Registration No. 333-30134) filed with the Commission on February 24, 2000.